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Exhibit 4

KPMG LLP
Chartered Accountants	Telephone	(416) 777-8500
Commerce Court West	Telefax	(416) 777-8818
PO Box 31 Stn Commerce Court	www.kpmg.ca
Suite 3300 Toronto ON M5L 1B2

ACCOUNTANTS' CONSENT

The Board of Directors
Aber Diamond Corporation

        We consent to the use of our report dated March 11, 2004 (except for Note 16(b) which is as of April 2, 2004) included in this annual report on Form 40-F.

Toronto, Canada June 9, 2004	/s/ KPMG LLP Chartered Accountants

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ACCOUNTANTS' CONSENT